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Exhibit 10(m)

                        SETTLEMENT AGREEMENT AND RELEASE

         This Settlement Agreement and Release ("Agreement"), has been entered into on the 17th day of September, 1998 by and between Lawter International, Inc., its affiliates, subsidiaries, divisions, and related companies ("Employer") and John J. Jilek ("Employee").

          BY SIGNING THIS AGREEMENT, EMPLOYEE HEREBY ACKNOWLEDGES THAT:

          (I) HE HAS BEEN GIVEN AT LEAST FORTY-FIVE (45) DAYS TO REVIEW THIS AGREEMENT;

          (II) HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT;

         (III) HE HAS CAREFULLY READ AND FULLY UNDERSTANDS THE EFFECTS OF THIS AGREEMENT;

          (IV) HE HAS CAREFULLY CONSIDERED OTHER ALTERNATIVES TO ENTERING INTO THIS AGREEMENT;

          (V) HE HAS FREELY AND VOLUNTARILY SIGNED AND DELIVERED THIS AGREEMENT; AND,

          (VI) HIS EMPLOYMENT WITH EMPLOYER IS BEING TERMINATED AND HE IS RESIGNING AS PRESIDENT, CHIEF OPERATING OFFICER AND AS A MEMBER OF THE BOARD OF DIRECTORS OF EMPLOYER.

         In consideration of the mutual promises and benefits contained herein, the sufficiency of which is hereby acknowledged, Employer and Employee hereby agree as follows:

         1. RELEASE BY EMPLOYEE. In consideration of the promises of Employer under this Agreement, Employee hereby unconditionally releases and forever discharges Employer, Employer's parent, affiliates and subsidiaries, and their respective divisions, successors, assigns, stockholders, and partners, and their past or present directors, officers, agents, attorneys, and employees, both individually and in their official capacities (separately a "Released Person", collectively "Released Persons"), from each and every action, charge, claim, right, liability or demand of any kind or nature, known or unknown, the Employee had or now has against Employer or any other Released Person, including but not limited to any and all actions, charges, claims, rights, liabilities or demands which have arisen or may arise in connection with the terms and conditions of his employment with Employer (including, but not limited to, compensation, benefits, training, placement, promotions, and vacation arrangements), and his entering into, and the circumstances surrounding, the negotiation, signing, and delivery of this Agreement. Without limiting the generality of the foregoing, specifically included in this release and discharge are each and every action, charge, claim, right, liability or demand of any kind or nature, known or unknown, Employee had or now has, arising under any law, constitution, rule, regulation, statute, or common law theory, whether in tort, contract (including any employment contract whether written or not), equity, or otherwise, the Civil Rights Act of 1964, the Age Discrimination in

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Employment Act of 1967 (as amended), the Rehabilitation Act of 1973 (as amended), the Employee Retirement Income Security Act of 1974 (as amended), the Fair Labor Standards Act (as amended), the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Family and Medical Leave Act, Illinois and Wisconsin laws regarding discrimination, similar federal, state and local laws, and any and all matters arising under federal, state or local employment discrimination laws, rules, or regulations, and under any other federal, state, or local laws, rules, regulations, or ordinances, or any common law actions, claims, rights, liabilities, demands or theories of recovery, including any claims for attorneys' fees. Any action, charge, claim, right, liability, demand or other legal proceeding released and discharged under this Paragraph 1 is hereinafter referred to as a "Claim".

                  Employee further agrees that he will not instigate, advise or encourage any other person, group of persons, or any entity to file suit against Employer or any other Released Person and represents and warrants that he has not filed any legal or administrative action of any kind against Employer or any other Released Person. Employee also agrees that he will not hereafter assist or become associated with any interest adverse to Employer or any other Released Person with respect to any matter which is related to Employee's work with Employer.

         2. ASSIGNMENT OF CLAIMS. Employee represents and warrants that he has not assigned or transferred, in whole or in part, any claim, right, demand or cause of action which he may now have or may have had or claims to have, of whatever kind or nature, against Employer or any other Released Person, to any person, firm, corporation, or other entity, in any manner, including but not limited to assignment or transfer by subrogation or by operation of law.

         3. AGREEMENT NOT TO SUE. In consideration of the promises of Employer under this Agreement, Employee hereby agrees never to institute, directly or indirectly, any action or proceeding of any kind against Employer or any other Released Person to enforce a Claim except for an action or proceeding to enforce this Agreement.

         4. AGREEMENT TO REIMBURSE, INDEMNIFY AND HOLD HARMLESS. In consideration of the promises of Employer under this Agreement, Employee hereby agrees that if Employee files a Claim or if a Claim is filed on behalf of Employee, except for a Claim relating to an alleged breach of this Agreement, Employee shall reimburse, indemnify and hold harmless Employer and each other Released Person for any and all losses, claims, damages, obligations, penalties, actions, judgments, suits, costs, attorneys' fees, expenses, disbursements, and liabilities arising from such Claim or in connection with such Claim.

                  In consideration of the promises of Employee under this Agreement, Employer hereby agrees that it shall indemnify Employee to the extent permitted by its Articles of Incorporation, its By-Laws and Delaware Law and shall provide any coverage available under its insurance policies, with respect to any actions of Employee prior to 5:00 p.m. (C.D.T.), September 8, 1998.

         5. AGREEMENT AS COMPLETE DEFENSE. In consideration of the promises of Employer under this Agreement, Employee hereby agrees that if Employee files a Claim or a Claim is filed

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on Employee's behalf, this Agreement shall constitute a complete defense to such
Claim unless such Claim constitutes an alleged breach of this Agreement.

         6. CONFIDENTIALITY AND NONDISPARAGEMENT. In consideration of the promises of each party under this Agreement, Employer and Employee agree that the terms, conditions, and existence of this Agreement shall remain confidential and shall not be disclosed by any party to third persons, unless required by law, with the exception of Employer's and Employee's respective attorneys, accountants, financial advisors, and tax preparers, and Employee's spouse, who shall be advised of the necessity to maintain confidentiality.

                  Employer and Employee agree that the reputation of the Employer and Employee are valuable business assets. Employee agrees that he will not make any negative comments or take any actions which disparage Employer or any Released Persons or which may damage Employer or any Released Person in any business relationships. Employer agrees that it will not make any negative statements about, or take any action which disparages Employee or which may damage him in any business relationship.

         7. REVOCATION PERIOD. EMPLOYER HEREBY AGREES THAT EMPLOYEE HAS UNTIL SEVEN (7) DAYS FOLLOWING THE EXECUTION OF THIS AGREEMENT TO REVOKE THIS AGREEMENT IN WHICH CASE ITS TERMS SHALL BECOME INEFFECTIVE AND UNENFORCEABLE.

         8. EMPLOYMENT ARRANGEMENT. The employment arrangement between Employee and Employer will terminate as of 5:00 p.m. (C.D.T.), September 8, 1998. Employee also agrees to resign, effective as of 5:00 p.m. (C.D.T.), September 8, 1998, as President, Chief Operating Officer and as a member of the Board of Directors of the Employer. Employee understands and acknowledges that pursuant to said employment and positions as an officer and/or director he is entitled to receive the following:

          (a)  Accrued vacation time through September 30, 1998.

          (b)  Salary, less payroll deductions, through September 30, 1998.

          (c) Severance pay of two (2) days for each year of Employee's employment with Employer, less payroll deductions. It is agreed that Employee is entitled to thirty-four (34) business days of severance pay.

          (d) Reimbursement for expenses incurred prior to September 8, 1998 consistent with Employer's policies.

Except as provided for in Paragraph 10, all other employee welfare or pension benefits, as defined by ERISA, and all other employee benefit plans, programs, arrangements, practices or policies, including but not limited to the accrual of vacation benefits, previously provided to Employee by Employer, or provided by Employer to employees similar situated to Employee, shall cease with respect to Employee as of 5:00 p.m. (C.D.T.), September 8, 1998.

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         9. PROFIT SHARING RETIREMENT PLAN AND TRUST (PSRP+T) . Employee
understands that with respect to the determination of his benefits under the PSRP+T, his official termination date is September 30, 1998, and that any amounts paid to Employee after that date do not constitute "compensation" as defined by the PSRP+T.

         10. SEVERANCE BENEFITS TO EMPLOYEE. In consideration of the promises of Employee under this Agreement, if Employee has not revoked this Agreement at the end of the Revocation Period provided for in Paragraph 7, Employer hereby agrees to provide Employee severance benefits as detailed below. Employee understands and agrees that such severance benefits are in addition to anything of value to which Employee is already entitled and that Employer has no legal obligation, other than pursuant to this Agreement, to provide these benefits.

          (a) Payment of severance, less payroll deductions, at Employee's present salary level, during the period from October 1, 1998 through March 31, 2000.

          (b) Payment of the cost of COBRA coverage during the period from October 1, 1998 through September 30, 1999 at the latest, but Employer's obligation to pay the cost of COBRA will expire at any time that Employee is eligible to receive health insurance through future employment.

          (c) Rights under Non-Qualified Stock Option Agreements granted prior to September 8, 1998 will be extended to September 30, 2000. The options will stay in effect until September 30, 2000 and vest according to the terms contained therein.

          (d) Payment of amount not to exceed Fifteen Thousand Dollars ($15,000.00) for outplacement services. Employee may select an outplacement firm and will tender an invoice (not to exceed $15,000.00) for services to Employer. The Employer will pay said invoice within fifteen (15) days after its receipt.

          (e) All employment references shall be directed to John O'Mahoney who will provide a favorable reference provided that Employee is not in violation of any term and/or provision contained in this Agreement.

Except as provided in this Paragraph 10, Employee shall receive no other benefits from Employer during the period from October 1, 1998 through March 31, 2000.

         11. CONTINUED COOPERATION. Employee agrees that during the period from September 8, 1998 to March 31, 2000 while Employee is receiving any payments pursuant to Paragraph 10 hereof (the "cooperation period"), he will make himself available, at mutually convenient times, to and cooperate with Employer in all areas with respect to which he has knowledge by reason of the fact that he was a director, officer, employee, and/or agent of Employer. Employee also agrees that during the cooperation period he will cooperate with Employer concerning any threatened, pending, or partially or fully completed litigation, or related proceedings, whether civil, criminal, administrative, or investigatory, against Employer,

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or initiated by Employer, with respect to which he possesses information and knowledge by reason of the fact that he was a director, officer, employee and/or agent of Employer. Unless Employer and Employee mutually agree to longer periods of time, Employee's obligation to make himself available to Employer is limited to two and one-half (2 1/2) days per month or a total of thirty (30) days. Employee will be reimbursed for any expenses which are preapproved by an officer of Employer and which are incurred while performing his obligations under this Paragraph 11.

         12. COBRA ENTITLEMENT. Employee will be entitled to COBRA coverage as of October 1, 1998.

         13. PROMISSORY NOTE. Employer and Employee agree that as of August 31, 1998 Employee is indebted to Employer pursuant to the terms of Employee's Promissory Note dated August 15, 1996 in the amount of Three Hundred Eighteen Thousand Seven Hundred Thirty-Four Dollars and Sixty-One Cents ($318,734.61). Employee agrees that he will execute a Promissory Note and a Pledge Agreement in the forms attached hereto as Exhibits A and B and tender the Promissory Note and Pledge Agreement to Employer when he executes this Agreement. Employer agrees that after receipt of the executed Promissory Note and after the expiration of the revocation period provided for in Paragraph 7, it will cancel the Promissory Note dated August 15, 1996.

         14. COSTS AND ATTORNEYS' FEES. Employer and Employee agree that each shall bear its own costs and attorneys' fees in connection with entering into this Agreement and the circumstances underlying this Agreement.

         15. FUTURE EMPLOYMENT. In consideration of the promises of Employer under this Agreement, Employee agrees that he will not now or at any time in the future take any action to be involuntarily reinstated or retained as an employee with Employer or any other Released Person and that he will not now or at any time in the future knowingly apply for employment with Employer or any affiliate, except as requested by Employer or any affiliate. Provided, however, that this Paragraph 15 does not prohibit Employee from working with former employees of Employer in a non-competitive business, as defined in paragraph 24 below.

         16. NO ADDITIONAL CLAIMS. Employee understands and agrees that he has no additional claims against Employer as a result of his employment with Employer other than those specified in Paragraph 8.

         17. DISCLAIMER OF LIABILITY. Employee understands and agrees that this Agreement does not constitute and shall not be construed as an admission of liability or wrongdoing by Employer or any other Released Person with respect to any claims asserted by Employee, and that Employer and the other Released Persons expressly deny that they collectively have, or that any one or more of them has, done anything wrong or unlawful regarding Employee.

         18. MATERIALITY OF ALL CONDITIONS AND OBLIGATIONS. Employee understands and agrees that all of the conditions of this Agreement applicable to him and all of his obligations under this

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Agreement are material and that the non-occurrence of any such condition or the breach of any such obligation by Employee shall result in Employer being entitled to terminate its obligations under this Agreement and assert any and all rights it may have in law or equity.

         19. APPLICABLE LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois to the extent state law is applicable.

         20. RECOVERY OF PAYMENTS. Employee understands and agrees that if he breaches any of his obligations under this Agreement, Employer shall be entitled to recover any payments made pursuant to this Agreement and shall also have the right to exercise all other rights it might have in law or in equity.

         21. BINDING EFFECT. This Agreement shall be binding upon Employee's heirs, administrators, executors, successors and assigns and upon Employer's successors and assigns.

         22. CONFIDENTIAL INFORMATION. In consideration of the promises of Employer under this Agreement, Employee agrees to preserve at all times as confidential all Confidential Information, including trade secrets, of Employer that has been obtained by Employee. The term "Confidential Information" means information and data not generally known outside the Company (unless it is made known outside the Company as a result of a breach by Employee or others of any of the obligations imposed by this Agreement or a similar agreement or legal duty) concerning the Company's business and technical information, including without limitation the Company's sales, sales volume, sales methods, sales proposals, identity of customers and prospective customers, identity of key personnel in the employ of customers and prospective customers, the Company's computer programs, system documentation, the Company's manuals, formulae, processes, methods, ideas, improvements, inventions, price lists, pricing methods, discounts, financial and marketing data, customer and prospective customer proposals, business plans and strategies, or other confidential or proprietary information belonging to the Company or relating to the Company's affairs. Employee will not, at any time, without advance written authority from Employer, use for his own benefit or purposes, or disclose to others, any of Employer's Confidential Information or any copies or notes made from any item embodying Employer's Confidential Information. Neither this Paragraph 22 nor any other Paragraph of this Agreement should be construed to in any way limit Employee's obligations under the Employee Confidentiality Agreement he executed prior to September 8, 1998.

         23. INVENTIONS. All inventions related to the present or planned business of Employer, which were conceived or reduced to practice by Employee, either alone or with others, during the period of his employment with Employer, whether or not done during his regular working hours, are the property of Employer. The provisions of this Paragraph 23 shall not apply to an invention for which no equipment, supplies, facilities or trade secret information of Employer was used and which was developed entirely on Employee's own time, unless the invention relates to the business of Employer or to Employee's actual or demonstrably anticipated research or development, or unless the invention results from any work performed by Employee for Employer. Neither this Paragraph 23 nor any other Paragraph of this Agreement should be

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construed to in any way limit Employee's obligations under the Employee
Confidentiality Agreement he executed prior to September 8, 1998.

         24. NON-COMPETE. As partial consideration for the severance payable hereunder, Employee agrees that during the one year period following September 8, 1998 he will not directly or indirectly, either for his own account or for the benefit of any person or entity, engage in competitive activities with the Employer. Competitive activities with the Employer shall include, but not be limited to, being a director, officer, stockholder, agent, representative, consultant, officer or employee of a partnership, sole proprietor, corporation or any other entity engaged in the manufacture and/or sale of any products which are manufactured and/or sold by Employer at the time of this Agreement.

                  Employee acknowledges and agrees that in the event that he breaches or violates the restrictions contained in this Paragraph 24, he shall forfeit any remaining payments under Paragraph 10 and the right granted in Paragraph 10(c) shall terminate and he shall return all payments already made to him pursuant to Paragraph 10 above.

         25. NO RELIANCE ON OUTSIDE PROMISES. Employee acknowledges that he has not relied upon any promises made by Employer or by any other Released Person, other than those specifically contained herein, as an inducement to execute this Agreement.

         26. COMPUTER ACCESS. Employee agrees to give Employer, by 5:00 p.m. (C.D.T.), September 8, 1998, access to the password for the computer in his office and all programs relating to that computer. Employee further agrees to cooperate with Employer in retrieving financial data and other corporate data from the computer in his office.

         27. COMPANY PROPERTY. Employee agrees to return to Employer, by 5:00 p.m. (C.D.T.), September 8, 1998, all of Employer's property in his possession including, by way of example but not by way of limitation, his Company credit card(s), Company telephone charge card, security ID, plant key, and Company computer.

         28. ENFORCEABILITY. If any term or provision, or any part of any term or provision, of this Agreement other than Paragraph 24 is held unenforceable, it shall be severed as narrowly as possible and the remaining terms and provisions shall be enforced in accordance with the tenor of this Agreement. If the Non-Compete provision contained in Paragraph 24 is found to be void or unenforceable, then the obligation to pay severance under Paragraph 10 shall be void and unenforceable.

         29. COMPLETE AGREEMENT. Except as otherwise provided herein, this Agreement contains the entire understanding between Employee and Employer and supersedes all prior agreements and understandings relating to the subject matter hereof.

         30. MODIFICATION OF AGREEMENT. Except as herein provided, this Agreement may only be modified or amended by a written instrument signed by Employee and an authorized representative of Employer.

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         31. EFFECTIVE DATE. This Agreement shall become effective after it has been executed by Employee and an authorized representative of Employer.



JOHN J. JILEK
EMPLOYEE                             EMPLOYER

By:  /s/ John P. Jilek               By: /s/ John P. O'Mahoney
    --------------------                 ---------------------
                                             John P. O'Mahoney

                                             Title:  Chief Executive Officer
                                                     Lawter International, Inc.

Date:  9/17/98                       Date:  9/17/98
       -------                              -------

WITNESS:



Name:
     -----------------------------------------
Address: 303 W. Madison, Chicago, IL



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